SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:

      |X|   Preliminary Proxy Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      |_|   Definitive Proxy Statement

      |_|   Definitive Additional Materials

      |_|   Soliciting Material Under Rule 14a-12

                                 S1 CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                                   PARCHE, LLC
                          RCG AMBROSE MASTER FUND, LTD.
                             RCG HALIFAX FUND, LTD.
                            RAMIUS MASTER FUND, LTD.
                              ADMIRAL ADVISORS, LLC
                              RAMIUS ADVISORS, LLC
                          RAMIUS CAPITAL GROUP, L.L.C.
                                C4S & CO., L.L.C.
                                 PETER A. COHEN
                                 MORGAN B. STARK
                               JEFFREY M. SOLOMON
                                THOMAS W. STRAUSS
                    BARINGTON COMPANIES EQUITY PARTNERS, L.P.

--------------------------------------------------------------------------------

                       BARINGTON COMPANIES INVESTORS, LLC

--------------------------------------------------------------------------------
                  BARINGTON COMPANIES OFFSHORE FUND, LTD. (BVI)
                           BARINGTON INVESTMENTS, L.P.
                        BARINGTON COMPANIES ADVISORS, LLC
                          BARINGTON CAPITAL GROUP, L.P.
                                LNA CAPITAL CORP.
                                JAMES MITAROTONDA
                             ARCADIA PARTNERS, L.P.
                         ARCADIA CAPITAL MANAGEMENT, LLC
                                  RICHARD ROFE
                                JEFFREY C. SMITH
                               JEFFREY D. GLIDDEN
                                 WILLIAM J. FOX
                                  EDWARD TERINO
                                   JOHN MUTCH
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      |_|   Fee paid previously with preliminary materials:

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      |_| Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                              DATED APRIL 27, 2006

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

                              ______________, 2006

Dear Fellow Stockholder:

      Starboard Value and Opportunity Master Fund Ltd. ("Starboard") and the other participants in this solicitation (collectively, the "Ramius Group") are the beneficial owners of an aggregate of 6,639,464 shares of common stock of S1 Corporation ("S1" or the "Company"), representing approximately 9.4% of the outstanding shares of common stock of the Company. The Ramius Group does not believe that the Board of Directors of the Company is acting in the best interests of its stockholders. The Ramius Group is therefore seeking your support at the annual meeting of stockholders scheduled to be held at 3500 Lenox Road NE, Sixth Floor, Atlanta, Georgia 30326, on____________ __, 2006, at __:__ _.m. (local time) for the following:

      1. To elect Starboard's slate of two nominees to the Board of Directors to serve as Class I directors;

      2. To amend the Company's bylaws to allow only stockholders to fix the number of directors of the Company and to set the size of the Board of Directors of the Company at a number of directors which is equal to the sum of (a) the number of directors that comprise the Board of Directors of the Company at the time of the 2006 annual meeting of stockholders, plus (b) four (4);

      3. To amend the Company's bylaws to allow newly created directorships resulting from an increase in the size of the Board of Directors of the Company to be filled only by a vote of the stockholders;

      4. If proposals two and three are approved, to elect four additional nominees, Edward Terino, William J. Fox, Richard S. Rofe and John Mutch, as directors to fill the vacancies created by the increase in the size of the Board of Directors of the Company; and

      5. To amend the Company's bylaws to allow stockholders holding at least one-tenth of the outstanding capital stock of the Company to call a special meeting of stockholders.

      The Ramius Group urges you to carefully consider the information contained in the attached Proxy Statement and then support its efforts by signing, dating and returning the enclosed WHITE proxy card today. The attached Proxy Statement and the enclosed WHITE proxy card are first being furnished to the stockholders on or about _____________, 2006.

      If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy.

      If you have any questions or require any assistance with your vote, please contact MacKenzie Partners, Inc., which is assisting us, at their address and toll-free numbers listed on the following page.

      Thank you for your support.

                                                Jeffrey C. Smith
                                                Starboard Value and Opportunity
                                                Master Fund Ltd.

--------------------------------------------------------------------------------
 IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR WHITE PROXY CARD,
      OR NEED ADDITIONAL COPIES OF STARBOARD'S PROXY MATERIALS, PLEASE CALL
           MACKENZIE PARTNERS, INC. AT THE PHONE NUMBERS LISTED BELOW:

                       [LOGO OF MACKENZIE PARTNERS, INC.]

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                           proxy@mackenziepartners.com

                                       or

                          CALL TOLL FREE (800) 322-2885

--------------------------------------------------------------------------------

                       2006 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                 S1 CORPORATION
                            _________________________

                                 PROXY STATEMENT
                                       OF
                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                            _________________________

         PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

      Starboard Value and Opportunity Master Fund Ltd., a Cayman Islands exempted company ("Starboard"), Parche, LLC, a Delaware limited liability company ("Parche"), RCG Ambrose Master Fund, Ltd., a Cayman Islands exempted company ("RCG Ambrose"), RCG Halifax Fund, Ltd., a Cayman Islands exempted company ("RCG Halifax"), Ramius Master Fund, Ltd., a Cayman Islands exempted company ("Ramius Master"), Admiral Advisors, LLC, a Delaware limited liability company ("Admiral Advisors"), Ramius Advisors, LLC, a Delaware limited liability company ("Ramius Advisors"), Ramius Capital Group, L.L.C., a Delaware limited liability company ("Ramius Capital"), C4S & Co., L.L.C., a Delaware limited liability company ("C4S"), Peter A. Cohen ("Mr. Cohen"), Morgan B. Stark ("Mr. Stark"), Thomas W. Strauss ("Mr. Strauss"), Jeffrey M. Solomon ("Mr. Solomon"), Barington Companies Equity Partners, L.P., a Delaware limited partnership ("Barington Companies Equity"), Barington Companies Investors, LLC, a Delaware limited liability company ("Barington Companies Investors"), Barington Companies Offshore Fund, Ltd. (BVI), a limited company organized under the laws of the British Virgin Islands ("Barington Companies Offshore"), Barington Investments, L.P., a Delaware limited partnership ("Barington Investments"), Barington Companies Advisors, LLC, a Delaware limited liability company ("Barington Companies Advisors"), Barington Capital Group, L.P., a New York limited partnership ("Barington Capital"), LNA Capital Corp., a Delaware corporation ("LNA"), James Mitarotonda ("Mr. Mitarotonda"), Arcadia Partners, L.P., a Delaware limited partnership ("Arcadia Partners"), Arcadia Capital Management, LLC, a Delaware limited liability company ("Arcadia Capital"), Richard S. Rofe ("Mr. Rofe"), Jeffrey C. Smith ("Mr. Smith"), Jeffrey D. Glidden ("Mr. Glidden"), William J. Fox ("Mr. Fox"), Edward Terino ("Mr. Terino") and John Mutch ("Mr. Mutch") (collectively, the "Ramius Group") are significant stockholders of S1 Corporation, a Delaware corporation ("S1" or the "Company"). The Ramius Group does not believe that the Board of Directors of the Company (the "S1 Board") is acting in the best interests of its stockholders. The Ramius Group is therefore seeking your support at the annual meeting of stockholders scheduled to be held at 3500 Lenox Road NE, Sixth Floor, Atlanta, Georgia 30326, on _______________ __, 2006, at __:__ _.M. (local time), including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the "Annual Meeting") for the following:

      1.    To elect Starboard's director nominees, Jeffrey C. Smith and Jeffrey
            D. Glidden (the "Class I Nominees"), to serve as Class I directors of the Company, in opposition to S1's incumbent directors whose terms expire at the Annual Meeting;

      2. To amend Section 3.2 of the Amended and Restated Bylaws of the Company ("the S1 Bylaws") to allow only stockholders to fix the number of directors of the Company and to set the size of the S1 Board at a number of directors which is equal to the sum of (a) the number of directors that comprise the S1 Board at the time of the Annual Meeting, plus (b) four (4);

      3. To amend Section 3.4 of the S1 Bylaws to allow newly created directorships resulting from an increase in the size of the S1 Board to be filled only by a vote of the stockholders;

      4. To elect Starboard's slate of four additional director nominees, Edward Terino, William J. Fox, Richard S. Rofe and John Mutch (the "Expansion Nominees," and together with the Class I Nominees, the "Nominees"), as directors to fill the vacancies created by the increase in the size of the S1 Board; and

      5. To amend Section 2.3 of the S1 Bylaws to allow stockholders holding at least one-tenth of the outstanding capital stock of the Company to call a special meeting of stockholders.

      THE EFFECTIVENESS OF PROPOSAL 4 IS CONDITIONED UPON THE APPROVAL OF PROPOSAL 2 AND PROPOSAL 3 BY THE STOCKHOLDERS OF THE COMPANY AT THE ANNUAL MEETING.

      As of ________ __, 2006, the approximate date on which this Proxy Statement is being mailed to stockholders, the members of the Ramius Group were the beneficial owners of an aggregate of 6,639,464 shares of common stock of the Company, $0.01 par value per share (the "Shares"), which currently represent approximately 9.4% of the issued and outstanding Shares.

      S1 has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as March 31, 2006 (the "Record Date"). As of the Record Date, the members of the Ramius Group were the beneficial owners of an aggregate of 6,292,478 Shares, all of which Shares are entitled to be voted at the Annual Meeting. The mailing address of the principal executive offices of S1 is 3500 Lenox Road, NE, Suite 200, Atlanta, Georgia 30326. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to S1, as of the Record Date, there were 70,503,355 Shares outstanding and entitled to vote at the Annual Meeting. The participants in this solicitation intend to vote all of their Shares FOR the election of the Nominees and the other proposals (the "Proposals") described herein.

      The Ramius Group believes the Company is substantially underperforming its peers due to a series of operational missteps, poor capital allocation decisions and a failure to capitalize on a range of growth opportunities in the Company's legacy and Enterprise product suites. Despite its large installed customer base and the high margin recurring revenue stream that such a customer base provides, the Company has faced significant challenges operating as a stand-alone entity. S1's share price has declined by approximately 77% from January 2, 2002 to March 20, 2006 (decreasing from $18.00 to $4.10) and S1's revenues have declined approximately 13.8% from January 1, 2002 to December 31, 2005 (decreasing from approximately $236.7 million to approximately $204.1 million). The Ramius Group believes management did not allocate appropriate research and development resources necessary to support legacy products, and as a result missed out on growth opportunities in the core community banking sector. In addition, the Ramius Group believes that repeated execution issues on the Enterprise side of the business have resulted in missed growth opportunities in the large financial institution sector, a cost structure that we feel may not be appropriate for the potential revenue opportunity of the Enterprise product family and damage to the Company's credibility with customers, stockholders and the research analyst community. Furthermore, we are skeptical as to whether the Company's current strategy can maximize, let alone even create, stockholder value.

      Therefore, the Ramius Group believes that the Company needs an active and involved board to set strategic and operational priorities, establish more effective financial controls and actively monitor management's execution of a business plan. The purpose of this solicitation is to elect directors on the S1 Board that are firmly aligned with and focused on enhancing value for all stockholders. In addition, we are proposing certain actions to promote corporate democracy and place control of the Company firmly in the hands of stockholders.

      In light of the Company's small size, operating track record and synergistic potential with would-be acquirers, the Ramius Group believes the Company ultimately should be sold to a larger organization with greater financial and organizational resources. Accordingly, we believe that it is appropriate to aggressively explore a potential sale of the Company. Simultaneously, however, we believe that the Company should pursue a comprehensive operational improvement plan directed at restoring an acceptable level of profitability. If elected, the Nominees intend to work closely with management and leverage their collective, broad software industry experience to set strategic and operational priorities and to establish effective financial controls in order to restore profitability. Specifically, the Nominees would, if elected, (i) review the Company's current product portfolio and advise management to dispose of any non-strategic assets, (ii) review the Company's legacy product portfolio to make sure the products are current in architecture and functionality, (iii) review the Company's overall cost structure in an effort to bring cost in line with revenue and (iv) conduct an in-depth review the Enterprise 3.5 software product strategy with a view towards reexamining the product's roll-out strategy and monitoring performance levels relative to budget. We do not believe that management and the S1 Board's high expectations for the success of the Enterprise 3.5 product is adequate justification for the Company to remain a stand-alone entity and delay the exploration of strategic alternatives.

THIS SOLICITATION IS BEING MADE BY THE RAMIUS GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF S1. THE RAMIUS GROUP IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. SHOULD OTHER MATTERS, WHICH THE RAMIUS GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE RAMIUS GROUP URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES AND IN FAVOR OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY S1 MANAGEMENT TO S1, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE ELECTION OF STARBOARD'S NOMINEES AND THE PROPOSALS DESCRIBED HEREIN BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING TO THE RAMIUS GROUP, C/O MACKENZIE PARTNERS, INC. WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF S1, OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

                                    IMPORTANT

      YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW SHARES YOU OWN. THE RAMIUS GROUP URGES YOU TO SIGN, DATE, AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY TO VOTE FOR THE ELECTION OF STARBOARD'S NOMINEES AND THE PROPOSALS.

o If your Shares are registered in your own name, please sign and date the enclosed WHITE proxy card and return it to the Ramius Group, c/o MacKenzie Partners, Inc., in the enclosed envelope today.

o If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the WHITE proxy card. The Ramius Group urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to the Ramius Group, c/o MacKenzie Partners, Inc., who is assisting in this solicitation, at the address and telephone numbers set forth below, and on the back cover of this Proxy Statement, so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

                 If you have any questions regarding your proxy,
             or need assistance in voting your Shares, please call:

                       [LOGO OF MACKENZIE PARTNERS, INC.]

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                           proxy@mackenziepartners.com

                                       or
                          CALL TOLL FREE (800) 322-2885

                         BACKGROUND TO THE SOLICITATION

      We are significant stockholders of the Company. The Ramius Group owns in the aggregate a total of 6,639,464 Shares, representing approximately 9.4% of the issued and outstanding common stock of the Company, which Shares were purchased in the open market, except as otherwise noted on Schedule I, for a total purchase price of approximately $28,663,932, including brokerage commissions. As significant stockholders of S1, we have one goal - to maximize the value of the Shares for all stockholders.

       REASONS WHY THE RAMIUS GROUP IS CHALLENGING THE INCUMBENT DIRECTORS

      The Ramius Group established an ownership position in S1 based on the belief that the Company's common stock was materially undervalued due to what it perceives as poor allocations of capital, a series of operational missteps and a failure to capitalize on a range of growth opportunities in the Company's legacy and Enterprise product suites. These missteps, we believe, have resulted in a decline in S1's share price of approximately 77% from January 2, 2002 to March 20, 2006 (decreasing from $18.00 to $4.10) and a decline in revenue of approximately 13.8% from January 1, 2002 to December 31, 2005 (decreasing from approximately $236.7 million to approximately $204.1 million). While other general factors outside of the control of the Company, including the general performance of the stock market and increasing competitive pressures within the industry, may in part be contributing to the Company's lower overall stock price, the Ramius Group believes that the decline in stock price is primarily attributable to operational missteps, including poor capital allocation decisions relating to overspending on acquisitions and research and development and under-spending on the legacy software products. Also during this period, the Company has underperformed its Broad Competitive Peer Group(1), both in terms of its share price and operating performance. According to publicly available SEC filings for fiscal years 2002 through 2005, every member of its Broad Competitive Peer Group, except S1, grew overall revenue. S1 is the only company in its Broad Competitive Peer Group whose revenue has not increased during this time period and is the only company in its Broad Competitive Peer Group that was not profitable in fiscal year 2005.

      The Ramius Group is skeptical that the Company's current strategy can create stockholder value. Heavy investment in research and development and six acquisitions since January 1, 2002, at an aggregate acquisition cost of $87.5 million, has done little, in our belief, to increase revenue growth. In fact, the Company's annual revenues have decreased over this time period. We feel that

----------
(1) The Broad Competitive Peer Group consists of Digital Insight Corporation, Open Solutions Inc., Corillian Corporation, Fundtech Ltd., Fidelity National Information Services, Inc., Fiserv, Inc., and Jack Henry & Associates, Inc., all of which were designated by the Company as competitors to S1 in its Form 10-K filed with the SEC on March 16, 2006, except for Open Solutions Inc., which the Ramius Group believes is a competitor to S1. Although the Company designated Fidelity National
      Financial, Inc. as a competitor in its Form 10-K, it has been excluded from the Broad Competitive Peer Group because it spun-out Fidelity National Information Services, Inc., a unit that the Ramius Group believes more closely competes with S1. The Ramius Group believes that all the companies in the Broad Competitive Peer Group provide many of the similar software products and services to those offered by S1 and target a similar customer base. Therefore, the Ramius Group believes that such companies are useful for evaluating and comparing the financial and business performance of S1.

the Company has materially outspent, yet significantly underperformed, similar revenue size peers, such as Digital Insight Corporation ("Digital Insight") and Open Solutions Inc. ("Open Solutions"). According to SEC filings, from January 1, 2003 until December 31, 2005, S1 has spent approximately $131 million on research and development, compared to approximately $63 million and $37 million for Digital Insight and Open Solutions, respectively. During the same time period, Digital Insight increased its revenue from approximately $154 million to $214 million, an increase of 38.6%, while Open Solutions increased its revenue from approximately $63.9 million to $193.8 million, an increase of 203.4%. S1's revenue declined by approximately 7.6% from 2003 to 2005.

      Although management has high expectations for the success of the Company's Enterprise 3.5 software product, the Ramius Group is not convinced that potential success of this product is adequate justification for the company to remain a stand-alone entity. Nor is the Ramius Group convinced that S1 is the right platform to deliver a large-scale enterprise product to the market. As such, we believe that a sale of the Company through a competitive bid process is the best way to maximize stockholder value. We believe that if the Enterprise
3.5 product proves to be successful, then the potential acquirer universe would increase, and such potential acquirers would pay for that upside. If, on the other hand, the Enterprise 3.5 product is not successful, then potential acquirers would still be attracted to the customer base and high margin recurring revenue of the legacy products.

      In our view, the S1 Board has not provided adequate direction to address the Company's key strategic and operational issues. As an example, since 2003, the Company has outspent many of its competitors in research and development, but has not realized similar increases in revenue or profitability.

      The Ramius Group also has other corporate governance concerns, including the Company's recent removal of the stockholders' ability to call a special meeting and the resignation of its former Chief Executive Officer and director Jamie Ellertson in February 2006. We are also concerned that upon the resignation of Mr. Ellertson as the Company's Chief Executive Officer, the S1 Board chose to appoint the Chairman, James S. Mahan, III, as the new Chief Executive Officer rather than conduct a comprehensive search process or retain a search firm to assist the S1 Board in identifying qualified candidates for the position. If elected, in order to keep with good corporate governance practices, the Nominees intend to see to it that the role of Chairman and the role of Chief Executive Officer are once again separate at the Company. The Nominees, if elected, also intend to take the necessary steps to declassify the S1 Board through an amendment to the Company's Amended and Restated Articles of Incorporation, subject to stockholder approval at the Company's next annual meeting. The Ramius Group believes that S1's classified board structure is not in the best interests of the stockholders because it reduces accountability of the S1 Board and, in the Ramius Group's view, only serves to entrench current management. The Ramius Group generally believes that all stockholders are entitled to have the opportunity to vote to elect all directors annually, not just once every three years.

      We believe that certain of the factors described above, including poor allocations of capital by management, a series of operational missteps and a failure to capitalize on a range of growth opportunities in the Company's legacy and Enterprise product suites, have, in turn, caused the Company and its stockholders to suffer poor operating performance and an undervalued stock price. In the event that the S1 Board attempts to use new bylaws or amended bylaws to prevent the stockholders, including the Ramius Group, from accomplishing the objectives described in this Proxy Statement, the Nominees, if elected, intend to repeal any new or amended bylaws having such an effect.

      The following is a chronology of events leading up to this proxy solicitation:

      o On March 24, 2006, certain members of Ramius Capital had an introductory conference call with James S. Mahan, III, S1's Chairman and Chief Executive Officer. As part of the conference call, Mr. Mahan provided his perspective on the Company's development and how such development influenced the Company's current business strategy.

      o On March 28, 2006, certain members of Ramius Capital met with certain members of S1's senior management team, including Mr. Mahan, to discuss the Company's operating performance, competitive position and strategic direction, and to communicate their concern with the continued deterioration of S1's operating performance and to express their skepticism with respect to management's current operating plan.

      o On March 29, 2006, Ramius Capital delivered a letter to Mr. Mahan which expressed that the Company's assets are undervalued and that the best way to unlock stockholder value is through the sale of the Company. In the letter, Ramius Capital recommended that the S1 Board hire a reputable investment bank and conduct a competitive sale process.

      o On March 30, 2006, the members of the Ramius Group (excluding Messrs. Smith, Glidden, Fox and Terino) filed with the SEC a statement on Schedule 13D disclosing that such members of the Ramius Group had acquired in excess of 5% of the Shares.

      o On March 31, 2006, Ramius Capital received a letter from S1 expressing the belief of its management and directors that the long-term best interests of all stockholders will be served by executing on its current business plan, rather than selling the Company.

      o On March 31, 2006, the Ramius Group filed Amendment No. 1 to its statement on Schedule 13D to report that the Ramius Group had collectively increased its beneficial ownership in the Shares to approximately 8.6%.

      o On April 3, 2006, Starboard delivered a letter to S1 nominating Jeffrey C. Smith and Jeffrey D. Glidden as Class I Nominees for election to the S1 Board at the Annual Meeting, proposing certain amendments to the S1 Bylaws and nominating additional director nominees in the event that certain of the bylaw amendments are approved by a vote of stockholders at the Annual Meeting (the "Nomination Letter").

      o On April 4, 2006, Starboard delivered a letter to S1 demanding, pursuant to Section 220 of the Delaware General Corporation Law, a complete list of S1's stockholders and other corporate records of S1 (the "Demand Letter") to allow the Ramius Group to communicate with

            S1's  stockholders   concerning  Starboard's  director  nominations,
            shareholder proposals and other matters relating to S1's corporate governance and operations.

      o On April 6, 2006, the Ramius Group filed Amendment No. 2 to its statement on Schedule 13D, including Messrs. Smith, Glidden, Fox and Terino as Reporting Persons, disclosing the dissemination of the Nomination Letter and the Demand Letter to the Corporate Secretary of the Company.

      o On April 21, 2006, the Ramius Group delivered a supplement to its Nomination Letter to S1, nominating John Mutch as an additional Expansion Nominee for election to the S1 Board at the Annual Meeting and amending and restating Proposal No. 2 and Proposal No. 4 to account for the additional Expansion Nominee.

      o On April 26, 2006, the Ramius Group filed Amendment No. 3 to its statement on Schedule 13D, including Mr. Mutch as a Reporting Person, disclosing the dissemination of the supplement to its Nomination Letter to S1 and disclosing the Joint Filing and Solicitation Agreement entered into by the members of the Ramius Group.

      The purpose of this solicitation is to elect additional members to the S1 Board who will seek to implement a comprehensive value creation plan for the Company. The Proposals are likewise intended to promote corporate democracy and place control of the Company firmly in the hands of stockholders, the true owners of the Company. We believe that the Nominees are highly qualified individuals who can work with management to effectuate a plan to protect and enhance value. However, there can be no assurance that the election of the Nominees will enhance stockholder value.

      ADOPTION OF THE PROPOSALS PRESENTED IN THIS PROXY STATEMENT WILL GIVE STOCKHOLDERS THE ABILITY TO FIX THE SIZE OF THE S1 BOARD, WILL SET THE SIZE OF THE S1 BOARD AT A CERTAIN NUMBER, WILL PERMIT STOCKHOLDERS TO FILL VACANCIES RESULTING FROM NEWLY CREATED DIRECTORSHIPS, WILL PERMIT STOCKHOLDERS TO ELECT ADDITIONAL DIRECTORS AT THE ANNUAL MEETING AND WILL GIVE STOCKHOLDERS HOLDING AT LEAST ONE-TENTH OF THE CAPITAL STOCK OF THE COMPANY THE ABILITY TO CALL A SPECIAL MEETING OF STOCKHOLDERS, A RIGHT WHICH THE COMPANY RECENTLY REPEALED. ACCORDINGLY, WE URGE YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      The S1 Board is currently composed of six directors divided into three classes serving staggered three-year terms. It is the Ramius Group's understanding that the terms of Class I directors of the S1 Board - John W. Speigel and Thomas Johnson - expire at the Annual Meeting. The Ramius Group expects that the S1 Board will nominate these incumbent directors for re-election at the Annual Meeting. The Ramius Group is seeking your support at the Annual Meeting to elect the Nominees in opposition to S1's director nominees.

THE CLASS I NOMINEES

      The Ramius Group has nominated a slate of highly qualified nominees who we believe possess the expertise necessary to work to restore and enhance stockholder value. The Class I Nominees are independent of the Company in accordance with SEC and Nasdaq Stock Market rules on board independence and are committed to exploring all alternatives to increase stockholder value. If elected, the Class I Nominees are committed to acting in the best interest of S1's stockholders and will pursue their efforts diligently and promptly.

      Set forth below are the name, age, business address, present principal occupation, employment history and directorships of publicly-held companies of each of the Class I Nominees for at least the past five years. This information has been furnished to the Ramius Group by the respective Class I Nominees. Each of the Class I Nominees has consented to serve as a director of the Company and be named in this Proxy Statement as a nominee. Each of the Class I Nominees is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company.

      JEFFREY D. GLIDDEN (AGE 55) is a Vice President and the Chief Financial Officer of Airvana, Inc., a company specializing in broadband CDMA network infrastructure systems based on third-generation (3G) CDMA2000 1xEV-DO wireless packet data technology, a position he has held since December 2005. From July 2002 to December 2005, Mr. Glidden served as Senior Vice President, Finance and Operations and as Chief Financial Officer of RSA Security, Inc. (NASD:RSAS), a publicly traded technology security company specializing in protecting online identities and digital assets. From April 1997 to July 2002, he has served as a Vice President and Chief Financial Officer of Stream International, Inc., a company specializing in technical support and customer service outsourcing. Mr. Glidden received a Masters in Business Administration from Harvard Business School in 1976. The principal business address of Mr. Glidden is c/o Airvana, Inc., 19 Alpha Road, Chelmsford, MA 01824. Mr. Glidden has not purchased or sold any Shares during the past two years.

      JEFFREY C. SMITH (AGE 33) is a Managing Director of Ramius Capital, a private investment management firm, a position he has held since January 2004. Mr. Smith currently heads Ramius Capital's Private Investment in Public Equity business and co-heads Ramius Capital's Opportunistic Value Investing business. He has been employed by Ramius Capital since January 1998. Prior to joining Ramius Capital, he served as Vice President of Strategic Development and Investor Relations for The Fresh Juice Company, Inc. (NASD:FRSH), a manufacturer and distributor of fresh squeezed and frozen fresh squeezed citrus juices and other non-carbonated beverages, from February 1996 until January 1998. From August 1994 until February 1996, Mr. Smith was a financial analyst in the Mergers and Acquisitions Department at LSG Advisors, a division of Societe Generale Securities Corporation. Mr. Smith served on the Board of Directors of The Fresh Juice Company, Inc. from April 1996 until February 1999 and Jotter Technologies, Inc., an Internet infomediary company, from January 2000 to September 2000. Mr. Smith has served as a member of the executive committee of Register.com (Cayman) L.P., a provider of domain name registration and internet services since December 2005. Mr. Smith received a B.S. in Economics with concentrations in finance and accounting from the Wharton School of The University of Pennsylvania. The principal business address of Mr. Smith is c/o Ramius Capital Group, L.L.C., 666 Third Avenue, 26th Floor, New York, New York 10017. Mr. Smith has not purchased or sold any Shares during the past two years.

      There can be no assurance that the actions the Class I Nominees intend to take as described above will be implemented if they are elected or that the election of the Class I Nominees will improve the Company's business or otherwise enhance stockholder value. Your vote to elect the Class I Nominees does not constitute a vote in favor of the Ramius Group's value enhancing plans for S1. Your vote to elect the Class I Nominees will have the legal effect of replacing two incumbent directors of S1 with the Class I Nominees. There can be no assurance that stockholder value will be maximized as a result of this solicitation or the election of the Class I Nominees.

      Certain members of the Ramius Group and four of the Nominees, Messrs. Glidden, Rofe, Terino and Mutch have entered into compensation letter agreements (the "Compensation Letter Agreements") regarding compensation to be paid by Ramius Capital and Barington Capital to such Nominees for their agreement to be named as and serve as a Nominee and for their services as directors of S1, if elected. Pursuant to the terms of the Compensation Letter Agreements, Ramius Capital and Barington Capital have agreed to pay each Nominee $5,000 in cash upon the submission of the Nomination Letter by the Ramius Group to the Company. In the event that the Ramius Group files a definitive proxy statement with the SEC relating to a solicitation of proxies in favor of each Nominee's election as a director at the Annual Meeting, Ramius Capital and Barington Capital have agreed to allow each Nominee to receive a profit participation with respect to the sale by Ramius Capital, Barington Capital, or their respective affiliates, as the case may be, of the last $20,000 worth of Shares (the "Participation Shares") beneficially owned by either Ramius Capital or Barington Capital to a third party unaffiliated with any member of the Ramius Group. Pursuant to the terms of the Compensation Letter Agreements, each Nominee will be entitled to receive a cash payment equal to the amount, if any, by which the proceeds received by Ramius Capital, Barington Capital, or their respective affiliates, as the case may be, from the sale of the Participation Shares exceeds $20,000 in the aggregate.

      Ramius Capital and Barington Capital, and certain of their affiliates, have signed or intend to sign a letter agreement pursuant to which they agree to indemnify the Class I Nominees against claims arising from the solicitation of proxies from S1's stockholders in connection with the Annual Meeting and any related transactions. Other than as stated herein, there are no arrangements or understandings between members of the Ramius Group and any of the Class I Nominees or any other person or persons pursuant to which the nomination of the Class I Nominees described herein is to be made, other than the consent by each of the Class I Nominees to be named in this Proxy Statement and to serve as a director of S1 if elected as such at the Annual Meeting. Neither of the Class I Nominees is a party adverse to S1 or any of its subsidiaries or has a material interest adverse to S1 or any of its subsidiaries in any material pending legal proceedings.

      The Ramius Group does not expect that the Class I Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed WHITE proxy card will be voted for substitute nominees. In addition, Starboard reserves the right to nominate substitute persons if S1 makes or announces any changes to the S1 Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Class I Nominees. In any such case, Shares represented by the enclosed WHITE proxy card will be voted for such substitute nominees. Starboard reserves the right to nominate additional persons if S1 increases the size of the S1 Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Starboard that any attempt to increase the size of the current S1 Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of S1's corporate machinery.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE CLASS I NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

                                 PROPOSAL NO. 2

    PROPOSAL TO ALLOW ONLY STOCKHOLDERS TO FIX THE NUMBER OF DIRECTORS OF THE COMPANY AND TO SET THE SIZE OF THE S1 BOARD AT A NUMBER OF DIRECTORS WHICH IS EQUAL TO THE SUM OF (A) THE NUMBER OF DIRECTORS THAT COMPRISE THE S1 BOARD AT
                THE TIME OF THE ANNUAL MEETING, PLUS (B) FOUR (4)

      The S1 Bylaws provide that the number of directors that constitute the S1 Board shall not be fewer than four nor more than fifteen and that the number of directors shall be determined by resolution of the S1 Board. The S1 Board is currently comprised of six directors. Allowing only stockholders to fix the number of directors comprising the S1 Board and setting the size of the S1 Board at a number which is equal to the sum of (a) the number of directors that comprise the S1 Board at the time of the Annual Meeting, plus (b) four (4), will permit the stockholders of the Company to elect Starboard's four additional nominees, Messrs. Rofe, Fox, Terino and Mutch, to the S1 Board at the Annual Meeting. The text of the proposed amendment is set forth in ANNEX A to this Proxy Statement.

      Proposal 4 is conditioned upon the approval by the stockholders of this Proposal 2 at the Annual Meeting.

      YOU ARE URGED TO VOTE FOR THE PROPOSAL TO ALLOW ONLY STOCKHOLDERS TO FIX THE NUMBER OF DIRECTORS OF THE COMPANY AND TO SET THE SIZE OF THE S1 BOARD AT A NUMBER OF DIRECTORS WHICH IS EQUAL TO THE SUM OF (A) THE NUMBER OF DIRECTORS THAT COMPRISE THE S1 BOARD AT THE TIME OF THE ANNUAL MEETING, PLUS (B) FOUR (4), ON THE ENCLOSED WHITE PROXY CARD.

                                 PROPOSAL NO. 3

PROPOSAL TO ALLOW NEWLY CREATED DIRECTORSHIPS RESULTING FROM AN INCREASE IN THE
      SIZE OF THE S1 BOARD TO BE FILLED ONLY BY A VOTE OF THE STOCKHOLDERS

      The S1 Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the stockholders or by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Allowing newly created directorships resulting from an increase in the size of the S1 Board to be filled only by a vote of the stockholders will ensure that the stockholders have the ability to elect Starboard's four Expansion Nominees, Messrs. Rofe, Fox, Terino and Mutch, to the S1 Board at the Annual Meeting. This proposal is also intended to in general give stockholders of the Company greater authority to elect directors of the Company who will be accountable to the stockholders. The text of the proposed amendment is set forth in ANNEX A to this Proxy Statement.

      Proposal 4 is conditioned upon the approval by the stockholders of this Proposal 3 at the Annual Meeting.

      YOU  ARE  URGED  TO  VOTE  FOR  THE   PROPOSAL  TO  ALLOW  NEWLY   CREATED
DIRECTORSHIPS RESULTING FROM AN INCREASE IN THE SIZE OF THE S1 BOARD TO BE FILLED ONLY BY A VOTE OF THE STOCKHOLDERS ON THE ENCLOSED WHITE PROXY CARD.

                                 PROPOSAL NO. 4

PROPOSAL TO ELECT STARBOARD'S SLATE OF FOUR ADDITIONAL DIRECTOR NOMINEES, EDWARD TERINO, WILLIAM J. FOX, RICHARD S. ROFE AND JOHN MUTCH, AS DIRECTORS TO FILL THE
  VACANCIES CREATED BY THE INCREASE IN THE SIZE OF THE S1 BOARD, IF PROPOSALS 2
          AND 3 ARE APPROVED BY THE STOCKHOLDERS AT THE ANNUAL MEETING

      The S1 Board is currently comprised of six directors. Starboard has nominated four Expansion Nominees, in addition to the two Class I Nominees. To the extent that the Class I Nominees and the Expansion Nominees are elected at the Annual Meeting, such Nominees will constitute a majority of the S1 Board. In accordance with the S1 Bylaws, the S1 Board is evenly divided into three classes of directors. Therefore, increasing the size of the S1 Board pursuant to Proposal 2, if approved by a vote of the stockholders, will increase the number of Class I directors by two persons and the number of Class II and Class III directors by one person each. If elected, Messrs. Terino and Mutch will fill the newly created Class I directorships, Mr. Rofe will fill the newly created Class II directorship and Mr. Fox will fill the newly created Class III directorship.

THE EXPANSION NOMINEES

      The Ramius Group has nominated a slate of highly qualified nominees who we believe possess the expertise necessary to restore value to the stockholders of S1. The Expansion Nominees are independent of the Company in accordance with SEC and Nasdaq Stock Market rules on board independence and are committed to exploring all alternatives to increase stockholder value. If elected, the Expansion Nominees are committed to acting in the best interest of S1's stockholders and will pursue their efforts diligently and promptly.

      Set forth below are the name, age, business address, present principal occupation, employment history and directorships of publicly-held companies of each of the Expansion Nominees for at least the past five years. This information has been furnished to us by the respective Expansion Nominees. Each of the Expansion Nominees has consented to serve as a director of the Company and be named in this Proxy Statement as a nominee. Each of the Expansion Nominees is at least 18 years of age. None of the entities referenced below is a parent or subsidiary of the Company.

      EDWARD TERINO (AGE 52) is the Co-Chief Executive Officer and Chief Financial Officer of Arlington Tanker Ltd (NYSE:ATB), an international publicly traded seaborne transporter of crude oil and petroleum products based in Bermuda. From September 2001 to June 2005, Mr. Terino served as a Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Art Technology Group, Inc. (NASD:ARTG), an international publicly traded commerce and self-service application software company focused on the Global 1000 market. From April 1999 to September 2001, Mr. Terino served as a Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Applix, Inc. (NASD:APLX), an international publicly traded company focusing on business intelligence solutions for the Global 2000 market. Mr. Terino currently sits on the Board of Directors of and is the Chairman of the Audit Committee of EBT International, Inc. (PINK SHEETS:EBTN.PK), a publicly traded Web content management software developer. Mr. Terino is also currently a board member of Celerity Solutions, Inc. (PINK SHEETS:CLTY.PK), an e-business customer relationship management software developer, where he formerly served as Chief Financial Officer, Treasurer and Secretary from December 1996 to April 1999. Mr. Terino received his Masters in Business Administration from Suffolk University in 1984. The principal business address of Mr. Terino is c/o Arlington Tankers, Ltd, 191 Pust Road West, Westport, CT 06880. Mr. Terino has not purchased or sold any Shares during the past two years.

      WILLIAM J. FOX (AGE 49) has been the President and Chief Executive Officer of L Q Corporation, Inc. (OTCBB:LQCI.OB), a publicly traded corporation engaged in the professional security, compliance, advisory and investigatory business, since October 2004 and a director of that company since April 2003. Mr. Fox was Chairman, President and Chief Executive Officer of AKI Inc. and President and CEO of AKI Holdings, Inc. (d/b/a Arcade Marketing), an international specialty marketing services business, from February 1999 until October 2004. From
September 1991 until January 1999, Mr. Fox was an executive of Revlon Inc. (NYSE:REV) and of Revlon Consumer Products Corporation ("RCPC"), holding various positions, including Senior Executive Vice President of Revlon, Inc., President of Strategic and Corporate Development, Revlon Worldwide, Chief Executive
Officer of Revlon Technologies, and, until December 1997, was Chief Financial Officer of Revlon, Inc. Mr. Fox was concurrently a Senior Vice President of MacAndrews & Forbes Holdings Inc. ("MacAndrews"). Mr. Fox was a director of Revlon Inc. and RCPC from 1994 until April 1999. At various times, beginning in April 1983, Mr. Fox was also an executive officer of several affiliates of

MacAndrews and Revlon, Inc., including Technicolor Inc., The Coleman Company, New World Entertainment, Brooks Drug Stores and Revlon Group Incorporated. Mr. Fox also served as a director and non-executive Co-Chairman of Loehmann's Holdings Inc. from October 2000 until October 2004. Mr. Fox has served as the President, Chief Executive Officer and a director of Dynabazaar, Inc. (OTCBB:FAIM.OB), a publicly traded corporation that was formerly an online auction and promotions technology service provider, since December 2004 and has served as a director of Nephros, Inc. (AMEX:NEP), a medical device company, since September 2004. Mr. Fox has also served as a member of the executive committee of Register.com (Cayman) L.P., a provider of domain name registration and internet services, since December 2005. In addition, he has been the Vice Chairman of Barington Capital Group, L.P., an investment company, and certain of its affiliates since October 2004. Mr. Fox is a certified public accountant. He received a BBA and an MBA from Pace University. The principal business address of Mr. Fox is c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, NY 10019. Mr. Fox has not purchased or sold any Shares during the past two years.

      RICHARD S. ROFE (AGE 41) is currently the sole managing member of Arcadia Capital Management, LLC, the general partner of Arcadia Partners, L.P., a private investment firm that invests in public equities using various strategies. In 1999, Mr. Rofe founded DataBites, Inc., a company built around a computer software product that was later sold to Divine, Inc. (NASD:DVIN) in 2001. Since 2001, Mr. Rofe has also co-founded two private investment firms, ISIS Capital Management, LLC and Mitchell Wright Technology Group. The principal business address of Mr. Rofe is c/o Arcadia Capital Management, LLC, 185 Great Neck Road, Suite 460, Great Neck, NY 11021. As of the date hereof, Mr. Rofe beneficially owns 80,000 Shares. For information regarding purchases and sales during the past two years by Mr. Rofe of Shares, please see Schedule I.

      JOHN MUTCH (AGE 49) is currently in the process of forming a hedge fund that will invest in under-performing public companies. In March 2003, Mr. Mutch was appointed to the Board of Directors of Peregrine Systems (NASD:PRGN.PK) ("Peregrine"), a global enterprise software provider, to assist Peregrine and its management in development of a plan of reorganization, which ultimately led to Peregrine's emergence from bankruptcy. From August 2003 to December 2005, Mr. Mutch served as President and Chief Executive Officer of Peregrine, during which time he restructured and stabilized its business operations and led Peregrine through its acquisition by Hewlett-Packard. From December 1999 through August
2002, Mr. Mutch was the Chief Executive Officer of HNC Software, Inc. (NASD:HNCS) ("HNC"), an enterprise analytics software provider. He also served as President of HNC from May 2001 through August 2002. Mr. Mutch joined HNC in 1997, and from 1997 to 1999 served in various other senior executive positions, including Vice President, Marketing and President of HNC Insurance Solutions. In 1994, Mr. Mutch founded MVenture Holdings, Inc., a private equity fund that invests in public and private technology companies, which became Mventure Holdings LLC in 2002. From December 1986 to June 1994, Mr. Mutch held a variety of executive sales and marketing positions with Microsoft Corporation, including director of organization marketing. Mr. Mutch is currently a director of the Information Technology Association of America and the San Diego Software Industry Council. Mr. Mutch served on the Board of Directors of Brio Software

(NASD:BRIO), a developer of software products, from 2002 to 2003. Mr. Mutch holds a B.S. from Cornell University and an M.B.A. from the University of Chicago. The principal business address of Mr. Mutch is c/o MV Advisors 1, 991-C Lomas Santa Fe Drive, #456, Solana Beach, CA 92075. As of the date hereof, Mr. Mutch does not own any securities of S1 nor has he made any purchases or sales of any securities of S1 during the past two years.

      There can be no assurance that the actions the Expansion Nominees intend to take as described above will be implemented if they are elected or that the election of the Expansion Nominees will improve the Company's business or otherwise enhance stockholder value. Your vote to elect the Expansion Nominees does not constitute a vote in favor of the Ramius Group's value enhancing plans for S1. There can be no assurance that stockholder value will be maximized as a result of this solicitation or the election of the Expansion Nominees.

      The Ramius Group and Messrs. Terino, Rofe and Mutch have entered into Compensation Letter Agreements, as more fully described in Proposal No. 1 above.

      Ramius Capital and Barington Capital, and certain of their affiliates, have signed or intend to sign letter agreements pursuant to which they agree to indemnify each Expansion Nominee against claims arising from the solicitation of proxies from S1's stockholders in connection with the Annual Meeting and any related transactions. Other than as stated herein, there are no arrangements or understandings between members of the Ramius Group and any of the Expansion Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Expansion Nominees to be named in this Proxy Statement and to serve as a director of S1 if elected as such at the Annual Meeting. Neither of the Expansion Nominees is a party adverse to S1 or any of its subsidiaries or has a material interest adverse to S1 or any of its subsidiaries in any material pending legal proceedings.

      The Ramius Group does not expect that the Expansion Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the Shares represented by the enclosed WHITE proxy card will be voted for substitute nominees. In addition, Starboard reserves the right to nominate substitute persons if S1 makes or announces any changes to the S1 Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Expansion Nominees. In any such case, Shares represented by the enclosed WHITE proxy card will be voted for such substitute nominees. Starboard reserves the right to nominate additional persons if S1 increases the size of the S1 Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Starboard that any attempt to increase the size of the current S1 Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of S1's corporate machinery.

      The election of the Expansion Nominees at the Annual Meeting may trigger certain non-cash change of control provisions. Under the employment agreements, if the employment of Mr. Mahan or Matthew Hale is terminated by S1 without "cause" or by the executive for "good reason" (as defined in the agreements) after a change in control of S1, options held by that person would be 100% vested and exercisable. For Mr. Mahan, upon the occurrence of a change in control of S1 (without regard to whether the employment of the executive is terminated), the vesting schedule under options held by him would be changed so that two-thirds of the shares as to which the options have not vested before the change in control would vest on a monthly basis over the remaining vesting period set out in the option agreements, and the remaining unvested shares would continue to vest on the original schedule.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE EXPANSION NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

                                 PROPOSAL NO. 5

  PROPOSAL TO ALLOW STOCKHOLDERS HOLDING AT LEAST ONE-TENTH OF THE OUTSTANDING
     CAPITAL STOCK OF THE COMPANY TO CALL A SPECIAL MEETING OF STOCKHOLDERS

      On February 14, 2006, the Company amended the S1 Bylaws to repeal the ability of stockholders holding at least one-tenth of the capital stock of the Company to call a special meeting of stockholders. Section 2.3 of the S1 Bylaws now provides that special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the S1 Board, the President, or a majority of the S1 Board. The Ramius Group proposes that the stockholders amend Section 2.3 of the S1 Bylaws to once again allow stockholders holding at least one-tenth of the outstanding capital stock of the Company to call a special meeting of stockholders.

      This proposal is intended to promote stockholder democracy by permitting stockholders to call special meetings of the stockholders. The text of the proposed amendment is set forth in ANNEX A to this Proxy Statement.

      YOU ARE URGED TO VOTE FOR THE PROPOSAL TO ALLOW STOCKHOLDERS HOLDING AT LEAST ONE-TENTH OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY TO CALL A SPECIAL MEETING OF STOCKHOLDERS ON THE ENCLOSED WHITE PROXY CARD.

VOTING AND PROXY PROCEDURES

      Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote.
Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date. Based on publicly available information, the Ramius Group believes that the only outstanding class of securities of S1 entitled to vote at the Annual Meeting is the Shares. If your Shares are held in the name of a brokerage firm, bank nominee or other institution ("Custodian"), only it can give a proxy with respect to your Shares. You may have received either a blank, executed proxy card from your Custodian (which you can complete and send directly to MacKenzie Partners, Inc.) or an instruction card (which you can complete and return to the Custodian to direct its voting of your shares). If your Custodian has not sent you either a blank, executed proxy card or an instruction card, you may contact the Custodian directly to provide it with instructions.

      If your shares are held in the name of a Custodian and you want to vote in person at the 2006 Annual Meeting, you may specially request a document called a "legal proxy" from the Custodian and bring it to the 2006 Annual Meeting. If you need assistance, please contact our proxy solicitor toll-free at 1-800-322-2885.

      Shares represented by properly executed, but unmarked, WHITE proxy cards will be voted at the Annual Meeting as marked and will be voted FOR the election of the Nominees to the S1 Board and FOR the Proposals described herein, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

      You are being asked to elect the Nominees and to approve the Proposals described herein. The enclosed WHITE proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company's nominees. Accordingly, you will not have the opportunity to vote for any of S1's nominees. You can only vote for S1's nominees by signing and returning a proxy card provided by S1. Stockholders should refer to the Company's proxy statement for the names, backgrounds, qualifications and other information concerning the Company's nominees. The participants in this solicitation intend to vote all of their Shares in favor of the Nominees and the Proposals described herein.

QUORUM

      In order to conduct any business at the Annual Meeting, a quorum must be present in person or represented by valid proxies. The holders of one-third of the Shares issued and outstanding and entitled to vote at the Annual Meeting and who are present in person or represented by proxy, shall constitute a quorum. All Shares that are voted "FOR", "AGAINST" or "ABSTAIN" (or "WITHHOLD" in the case of election of directors) on any matter will count for purposes of establishing a quorum and will be treated as Shares entitled to vote at the Annual Meeting (the "Votes Present").

VOTES REQUIRED FOR APPROVAL

      VOTE REQUIRED FOR PROPOSALS 1 AND 4. A plurality of the total votes cast ("Votes Cast") is required to elect the Nominees pursuant to Proposals 1 and 4. A vote to "WITHHOLD" for any nominee for director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of directors. A stockholder may cast votes for the Nominees either by so marking the ballot at the Annual Meeting or by specific voting instructions sent with a signed proxy to either the Ramius Group in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement or to S1 at 3500 Lenox Road, NE, Suite 200, Atlanta, Georgia 30326 or any other address provided by S1.

      VOTE REQUIRED FOR PROPOSALS 2, 3 AND 5. Proposals 2, 3 and 5 will be approved if the Votes Cast favoring each such Proposal exceed the Votes Cast opposing each such Proposal.

ABSTENTIONS

      Abstentions will count as Votes Present for the purpose of determining whether a quorum is present. Abstentions will not be counted as Votes Cast in the election of directors. With respect to Proposals 2, 3 and 5, abstentions on each such proposal will have the same effect as a vote against the proposal.

DISCRETIONARY VOTING / BROKER NON-VOTES

      Shares held in "street name" and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote. Broker non-votes are treated as Votes Present for purposes of determining whether a quorum exists. Broker non-votes do not have the effect of a vote for or against the election of any Nominees. Broker non-votes on Proposals 2, 3 and 5 will not be counted as a Vote Cast or entitled to vote and therefore will have no effect on the outcome of such proposals.

REVOCATION OF PROXIES

      Stockholders of S1 may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Ramius Group in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement or to S1 at 3500 Lenox Road, NE, Suite 200, Atlanta, Georgia 30326 or any other address provided by S1. Although a revocation is effective if delivered to S1, the Ramius Group requests that either the original or photostatic copies of all revocations be mailed to the Ramius Group in care of MacKenzie Partners, Inc. at the address set forth on the back cover of this Proxy Statement so that the Ramius Group will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date and the number of outstanding Shares represented thereby. Additionally, MacKenzie Partners, Inc. may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees and approval of the Proposals described herein.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE S1 BOARD AND THE OTHER PROPOSALS DESCRIBED HEREIN, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                             SOLICITATION OF PROXIES

      The solicitation of proxies pursuant to this Proxy Statement is being made by the Ramius Group. Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisements. Starboard will not solicit proxies via the Internet.

      Starboard has entered into an agreement with MacKenzie Partners, Inc. for solicitation and advisory services in connection with this solicitation, for which MacKenzie Partners, Inc. will receive a fee not to exceed $70,000.00, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. MacKenzie Partners, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Starboard has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. Starboard will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that MacKenzie Partners, Inc. will employ approximately 25 persons to solicit S1's stockholders for the Annual Meeting.

      The entire expense of soliciting proxies is being borne by the Ramius Group. Costs of this solicitation of proxies are currently estimated to be approximately $___,000.00. The Ramius Group estimates that through the date hereof its expenses in connection with this solicitation are approximately $___,000.00.

                          OTHER PARTICIPANT INFORMATION

      Each member of the Ramius Group is a participant in this solicitation. The principal business of each of Starboard, Parche, RCG Ambrose, RCG Halifax and Ramius Master is serving as a private investment fund. Each of Starboard and Parche has been formed for the purpose of making equity investments and, on occasion, taking an active role in the management of portfolio companies in order to enhance stockholder value. The principal business of Admiral Advisors is acting as investment manager of Starboard and managing member of Parche. The principal business of Ramius Advisors is acting as an investment manager to Ramius Master. Ramius Capital is engaged in money management and investment advisory services for third parties and proprietary accounts. C4S serves as managing member of Ramius Capital. Mr. Cohen, Mr. Strauss, Mr. Stark and Mr. Solomon serve as co-managing members of C4S. The principal business of each of Barington Companies Equity, Barington Companies Offshore, Barington Investments and Barington Capital is acquiring, holding and disposing of investments in various companies. The principal business of Barington Companies Advisors is serving as the investment advisor of Barington Companies Offshore and the general partner of Barington Investments. The principal business of Barington Companies Investors is serving as the general partner of Barington Companies Equity. The principal business of LNA is serving as the general partner of Barington Capital. The principal occupation of Mr. Mitarotonda is serving as the Chairman and Chief Executive Officer of Barington Capital. The principal business of Arcadia Partners is investing in public equities using various strategies. The principal business of Arcadia Capital is serving as the general partner of Arcadia Partners.

      The address of the principal office of each of Parche, Admiral Advisors, Ramius Advisors, Ramius Capital, C4S, Mr. Cohen, Mr. Stark, Mr. Strauss, Mr. Solomon and Mr. Smith is 666 Third Avenue, 26th Floor, New York, New York 10017. The address of the principal office of each of Starboard, RCG Ambrose, RCG Halifax and Ramius Master is c/o Citco Fund Services (Cayman Islands) Limited, Corporate Center, West Bay Road, Grand Cayman, Cayman Islands, British West Indies. The address of the principal business and principal office of each of Barington Companies Equity, Barington Companies Investors, Barington Investments, Barington Companies Advisors, Barington Capital and LNA is 888 Seventh Avenue, 17th Floor, New York, New York 10019. The business address of Mr. Mitarotonda is c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, New York 10019. The address of the principal office of Barington Companies Offshore is c/o Bison Financial Services LTD, Bison Court, Road Town, Tortola, British Virgin Islands. The address of the principal office of each of Arcadia Partners and Arcadia Capital is 185 Great Neck Road, Suite 460, Great Neck, New York, 11021.

      As of the date hereof, Starboard beneficially owns 3,797,693 Shares, Parche beneficially owns 932,244 Shares, RCG Ambrose beneficially owns 128,674 Shares, RCG Halifax beneficially owns 133,919 Shares and Ramius Master beneficially owns 602,960 Shares. As of the date hereof, Admiral Advisors (as the investment manager of Starboard and the managing member of Parche) may be deemed to be the beneficial owner of the 3,797,693 Shares owned by Starboard and the 932,244 Shares owned by Parche, and Ramius Advisors (as the investment manager to Ramius Master) may be deemed to be the beneficial owner of the 602,960 Shares owned by Ramius Master. As of the date hereof, Ramius Capital (as the sole member of Admiral Advisors and Ramius Advisors and as the investment manager to RCG Halifax and RCG Ambrose), C4S (as the managing member of Ramius Capital) and Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon (as the managing members of C4S) each may be deemed to be the beneficial owner of the 3,797,693 Shares owned by Starboard, the 932,244 Shares owned by Parche, the 128,674 Shares owned by RCG Ambrose, the 133,919 Shares owned by RCG Halifax and the 602,960 Shares owned by Ramius Master. Mr. Cohen, Mr. Stark, Mr. Strauss and Mr. Solomon share voting and dispositive power with respect to the Shares owned by Starboard, Parche, RCG Ambrose, RCG Halifax and Ramius Master by virtue of their shared authority to vote and dispose of such Shares. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of such Shares except to the extent of their pecuniary interest therein. As of the date hereof, Barington Companies Equity beneficially owns 335,877 Shares, Barington Companies Offshore beneficially owns 508,515 Shares and Barington Investments beneficially owns 119,582 Shares. As the general partner of Barington Companies Equity, Barington Companies Investors may be deemed the beneficial owner of the 335,877 Shares owned by Barington Companies Equity. As the investment advisor of Barington Companies Offshore and the general partner of Barington Investments, Barington

Companies Advisors may be deemed the beneficial owner of the 508,515 Shares owned by Barington Companies Offshore and the 119,582 Shares owned by Barington Investments. As the majority member of Barington Companies Investors and the Managing Member of Barington Companies Advisors, Barington Capital may be deemed the beneficial owner of the 508,515 Shares owned by Barington Companies Offshore, the 335,877 Shares owned by Barington Companies Equity and the 119,582 Shares owned by Barington Investments. As the general partner of Barington Capital, LNA may be deemed the beneficial owner of the 508,515 Shares owned by Barington Companies Offshore, the 335,877 Shares owned by Barington Companies Equity and the 119,582 Shares owned by Barington Investments. As the sole stockholder and director of LNA Capital Corp., Mr. Mitarotonda may be deemed the beneficial owner of the 335,877 Shares owned by Barington Companies Equity, the 508,515 Shares owned by Barington Companies Offshore and the 119,582 Shares owned by Barington Investments. Mr. Mitarotonda disclaims beneficial ownership of such Shares except to the extent of his pecuniary interest therein. As of the date hereof, Arcadia Partners beneficially owns 75,000 Shares. As the general partner of Arcadia Partners, Arcadia Capital may be deemed the beneficial owner of the 75,000 Shares owned by Arcadia Partners.

      For information regarding purchases and sales of securities of S1 during the past two years by the members of the Ramius Group, see Schedule I.

      On April 19, 2006, the members of the Ramius Group entered into a Joint Filing and Solicitation Agreement in which, among other things, (a) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of S1 to the extent required under applicable securities laws, (b) the parties agreed to form the group for the purpose of soliciting proxies or written consents for the election of the persons nominated by Starboard to the S1 Board at the Annual Meeting and for the purpose of taking all other actions incidental to the foregoing and (c) Ramius Capital and Barington Capital shall have the right to pre-approve all expenses incurred in connection with the group's activities and agreed to pay directly all such pre-approved expenses on a pro rata basis between Ramius Capital and Barington Capital based on the number of Shares in the aggregate held by each of Ramius Capital and Barington Capital on the date thereof.

      Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of S1; (iii) no participant in this solicitation owns any securities of S1 which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of S1 during the past two years; (v) no part of the purchase price or market value of the securities of S1 owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of S1, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of S1; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of S1; (ix) no participant in this solicitation or any of his/its associates was a party to any transaction, or series of similar transactions, since the beginning of S1's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which S1 or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (x) no participant in this solicitation or any of his/its associates has any arrangement or understanding with any person with respect to any future employment by S1 or its affiliates, or with respect to any future transactions to which S1 or any of its affiliates will or may be a party; and (xi) no person, including the participants in this solicitation, who is a party to an arrangement or understanding pursuant to which the Class I Nominees and Expansion Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on at the Annual Meeting.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

      The Ramius Group is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which the Ramius Group is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

      THE RAMIUS GROUP HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS ALREADY INCLUDED IN THE COMPANY'S PROXY STATEMENT. THIS DISCLOSURE INCLUDES, AMONG OTHER THINGS, BIOGRAPHICAL INFORMATION ON S1'S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AN ANALYSIS OF CUMULATIVE TOTAL RETURNS ON AN INVESTMENT IN SHARES DURING THE PAST FIVE YEARS AND PROCEDURES FOR SUBMITTING PROPOSALS FOR INCLUSION IN THE COMPANY'S PROXY STATEMENT AT THE NEXT ANNUAL MEETING. STOCKHOLDERS SHOULD REFER TO THE COMPANY'S PROXY STATEMENT IN ORDER TO REVIEW THIS DISCLOSURE.

      See Schedule II for information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management of S1.

      The information concerning S1 contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

                                              THE RAMIUS GROUP

                                              _______________ __, 2006

                                   SCHEDULE I

                        TRANSACTIONS IN SECURITIES OF S1
                            DURING THE PAST TWO YEARS

        EXCEPT AS OTHERWISE SPECIFIED, ALL PURCHASES AND SALES WERE MADE
                               IN THE OPEN MARKET.

Shares of Common Stock              Price Per                    Date of
  PURCHASED / (SOLD)                 SHARE($)                PURCHASE / SALE

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.

       120,120                        4.3753                     11/18/05
        63,000                        4.3959                     11/18/05
        21,000                        4.5706                     11/22/05
         5,880                        4.4011                     11/28/05
         9,744                        4.3991                     11/30/05
        42,000                        4.4979                     12/01/05
        42,000                        4.5899                     12/02/05
       620,256                        4.3000                     12/05/05
       273,420                        3.9983                     3/02/06
        99,960                        4.0118                     3/02/06
        30,277                        4.0101                     3/03/06
       111,720                        3.9997                     3/03/06
        29,400                        4.0000                     3/03/06
       176,400                        3.9947                     3/06/06
        29,400                        3.8900                     3/08/06
       103,841                        3.8400                     3/10/06
        32,340                        3.9863                     3/14/06
       141,120                        3.9999                     3/17/06
       114,248                        4.0904                     3/20/06
        43,134                        4.1316                     3/21/06
       190,782                        4.0855                     3/22/06

       177,237                        4.0831                     3/23/06
        25,298                        4.1884                     3/24/06
        24,446                        4.2054                     3/27/06
        93,797                        4.2028                     3/28/06
        27,035                        4.2993                     3/29/06
       108,612                        4.6674                     3/30/06
       638,400                        4.6000                     3/30/06
       113,762                        4.8802                     3/31/06
        47,361                        5.1097                     4/03/06
       119,164                        5.1311                     4/04/06
       122,539                        5.2645                     4/05/06

                                   PARCHE, LLC

       344,906*                       4.0000                     3/17/06
        26,880                        3.9999                     3/17/06
       193,034*                       4.0000                     3/17/06
        15,840                        3.9999                     3/17/06
        21,761                        4.0904                     3/20/06
         8,216                        4.1316                     3/21/06
        36,340                        4.0855                     3/22/06
        33,760                        4.0831                     3/23/06
         4,819                        4.1884                     3/24/06
         4,656                        4.2054                     3/27/06
        17,866                        4.2028                     3/28/06

----------
* Shares were acquired in private transactions with various transferors for which Ramius Capital Group, L.L.C. or an affiliate serves as the investment manager, the managing member or the managing member of the investment manager.

         5,149                        4.2993                     3/29/06
        20,688                        4.6674                     3/30/06
       121,600                        4.6000                     3/30/06
        21,669                        4.8802                     3/31/06
         9,021                        5.1097                     4/03/06
        22,698                        5.1311                     4/04/06
        23,341                        5.2645                     4/05/06

                          RCG AMBROSE MASTER FUND, LTD.

         3,597                        4.2472                     12/07/05
        23,903                        4.3350                     12/08/05
         9,020                        4.3500                     12/09/05
         2,652                        4.3589                     12/09/05
         5,500                        4.3500                     12/13/05
         2,673                        4.3600                     12/13/05
         3,567                        4.3541                     12/14/05
         2,750                        4.3500                     12/14/05
           550                        4.3500                     12/15/05
         1,594                        4.3500                     12/15/05
         4,693                        4.3442                     12/16/05
         6,630                        4.0118                     3/02/06
        18,135                        3.9983                     3/02/06
         2,008                        4.0101                     3/03/06
         1,950                        4.0000                     3/03/06
         7,410                        3.9997                     3/03/06
        11,700                        3.9947                     3/06/06
         1,950                        3.8900                     3/08/06
         6,887                        3.8400                     3/10/06
         2,145                        3.9863                     3/14/06
         9,360                        3.9999                     3/17/06

                             RCG HALIFAX FUND, LTD.

         3,597                        4.2472                     12/07/05
        23,903                        4.3350                     12/08/05
         9,020                        4.3500                     12/09/05
         2,652                        4.3589                     12/09/05
         5,500                        4.3500                     12/13/05
         2,673                        4.3600                     12/13/05
         3,567                        4.3541                     12/14/05
         2,750                        4.3500                     12/14/05
           550                        4.3500                     12/15/05
         1,594                        4.3500                     12/15/05
         4,693                        4.3442                     12/16/05
        19,530                        3.9983                     3/02/06
         7,140                        4.0118                     3/02/06
         2,163                        4.0101                     3/03/06
         7,980                        3.9997                     3/03/06
         2,100                        4.0000                     3/03/06
        12,600                        3.9947                     3/06/06
         2,100                        3.8900                     3/08/06
         7,417                        3.8400                     3/10/06
         2,310                        3.9863                     3/14/06
        10,080                        3.9999                     3/17/06

                            RAMIUS MASTER FUND, LTD.

        19,947                        4.2472                     12/07/05
       132,553                        4.3350                     12/08/05
        50,020                        4.3500                     12/09/05
        14,707                        4.3589                     12/09/05
        30,500                        4.3500                     12/13/05
        14,823                        4.3600                     12/13/05

        19,784                        4.3541                     12/14/05
        15,250                        4.3500                     12/14/05
         3,050                        4.3500                     12/15/05
         8,840                        4.3500                     12/15/05
        26,028                        4.3442                     12/16/05
        26,010                        4.0118                     3/02/06
        71,145                        3.9983                     3/02/06
         7,878                        4.0101                     3/03/06
         7,650                        4.0000                     3/03/06
        29,070                        3.9997                     3/03/06
        45,900                        3.9947                     3/06/06
         7,650                        3.8900                     3/08/06
        27,020                        3.8400                     3/10/06
         8,415                        3.9863                     3/14/06
        36,720                        3.9999                     3/17/06

                    BARINGTON COMPANIES EQUITY PARTNERS, L.P.

        46,243                        4.0900                     3/20/06
        17,459                        4.1320                     3/21/06
        77,222                        4.0850                     3/22/06
        71,739                        4.0830                     3/23/06
        10,240                        4.1880                     3/24/06
         9,895                        4.2050                     3/27/06
        37,965                        4.2030                     3/28/06
        10,942                        4.2993                     3/29/06
        54,172                        4.8800                     3/31/06

                  BARINGTON COMPANIES OFFSHORE FUND, LTD. (BVI)

        74,805                        4.0900                     3/20/06
        28,242                        4.1320                     3/21/06

       124,917                        4.0850                     3/22/06
       116,048                        4.0830                     3/23/06
        16,564                        4.1880                     3/24/06
        16,006                        4.2050                     3/27/06
        61,414                        4.2030                     3/28/06
        17,701                        4.2993                     3/29/06
        52,818                        4.8800                     3/31/06

                           BARINGTON INVESTMENTS, L.P.

        14,961                        4.0900                     3/20/06
         5,649                        4.1320                     3/21/06
        24,983                        4.0850                     3/22/06
        23,210                        4.0830                     3/23/06
         3,313                        4.1880                     3/24/06
         3,202                        4.2050                     3/27/06
        12,283                        4.2030                     3/28/06
         3,540                        4.2993                     3/29/06
        28,441                        4.8800                     3/31/06

                             ARCADIA PARTNERS, L.P.

        75,000                        4.1300                     3/23/06

                                  RICHARD ROFE

        12,500                        3.9400                     3/10/06
         7,500                        4.0000                     3/13/06
         2,500                        4.0100                     3/16/06
         2,500                        3.9800                     3/17/06
       (2,500)                        4.1100                     3/23/06
      (19,000)                        4.1300                     3/24/06

       (1,362)                        4.3200                     3/29/06
         2,862                        5.4500                     4/10/06

                               JEFFREY D. GLIDDEN

                                      NONE

                                JEFFREY C. SMITH

                                      NONE

                                 WILLIAM J. FOX

                                      NONE

                                  EDWARD TERINO

                                      NONE

                                   JOHN MUTCH

                                      NONE

                                   SCHEDULE II

    THE FOLLOWING TABLE IS REPRINTED FROM S1'S PROXY STATEMENT FILED WITH THE
              SECURITIES AND EXCHANGE COMMISSION ON APRIL 11, 2006

                     STOCK OWNED BY MANAGEMENT AND DIRECTORS

      The following table presents information known to us regarding the beneficial ownership of our common stock as of March 31, 2006 by each of our named executive officers and directors and by all of our directors and executive officers as a group. At March 31, 2006, there were 70,503,355 shares of our common stock issued and outstanding. All information as to beneficial ownership has been provided to us by the directors and executive officers, and unless otherwise indicated, each of the directors and executive officers has sole voting and investment power over all of the shares that they beneficially own.

                                                            NUMBER OF SHARES AND NATURE OF      PERCENT OF COMMON
NAME AND POSITION(S) WITH S1                                   BENEFICIAL OWNERSHIP(A)          STOCK OUTSTANDING
----------------------------------------------------------  ------------------------------      -----------------
James S. Mahan, III                                                              2,903,590(b)                4.00%
  Chief Executive Officer and Chairman of the Board

Matthew Hale                                                                       447,784(c)                   *
  President of North America Retail Banking, Global
  Wholesale Banking, and Insurance Markets

Ram Gupta                                                                               --                     --
  Director

M. Douglas Ivester                                                                 290,000(d)                   *
  Director

Thomas P. Johnson, Jr.                                                                  --                     --
  Director

Gregory J. Owens                                                                    65,000(e)                   *
  Director

John W. Speigel                                                                     30,200(f)                   *
  Director

Jaime W. Ellertson                                                               2,222,277(g)                3.06%
  Former Chief Executive Officer and Director

All directors and executive officers as a group
  (8 persons)                                                                    5,958,851                   7.93%
-----------------------------------------------------------------------------------------------------------------

*     Less than one percent
(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if that person has or shares voting power or investment power over the security, or has the right to acquire beneficial ownership at any time within 60 days from March 31, 2006. For this table, voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares.
(b) The share ownership of Mr. Mahan includes 2,015,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2006, 729,864 shares that are held directly by Mr. Mahan, 23,178 shares held in S1's 401(k) plan and 135,548 shares held by his wife.
(c) The share ownership of Mr. Hale includes 432,010 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2006, and 12,310 shares that are held directly by Mr. Hale and 3,464 shares held in S1's 401(k) plan.
(d) The share ownership of Mr. Ivester includes 90,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2006 and 200,000 shares owned directly by Mr. Ivester.
(e) The share ownership of Mr. Owens includes 65,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2006.
(f) The share ownership of Mr. Spiegel includes 25,000 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2006, 5,000 shares owned directly by Mr. Speigel and 200 shares owned by his wife.
(g) Mr. Ellertson has not served as Chief Executive Officer since July 2005 and resigned from the Board of Directors in February 2006. The share ownership of Mr. Ellertson includes 2,039,527 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2006, 182,750 shares owned directly by Mr. Ellertson.

                             PRINCIPAL STOCKHOLDERS

      The following table presents information known to us regarding the beneficial ownership of our common stock as of March 31, 2006 by each person believed by management to be the beneficial owner of more than 5% of the outstanding common stock.

                                                                  NUMBER OF COMMON
                                                                SHARES AND NATURE OF          PERCENT OF COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP(A)        STOCK OUTSTANDING
---------------------------------------------------------------------------------------------------------------
State Farm Mutual Automobile Insurance Company and                  4,029,721(b)                     5.67%
  related entities
  1 State Farm Plaza
  Bloomington, IL 61710

Ramius Capital Group, LLC and related entities                      6,021,616(c)                     8.54%
  666 Third Avenue
  New York, NY 10017
---------------------------------------------------------------------------------------------------------------

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if that person has or shares voting power or investment power over the security, or has the right to acquire beneficial ownership at any time within 60 days from March 31, 2006. For this table, voting power includes the power to vote or direct the voting of shares and investment power includes the power to dispose or direct the disposition of shares.

(b) State Farm Mutual Automobile Insurance Company and related entities filed a Schedule 13G dated February 2, 2006 with the Securities and Exchange Commission reporting sole voting and dispositive power over 3,998,390 shares and shared voting and dispositive power over 31,331 shares. Shares beneficially owned by State Farm and its affiliates include 749,064 shares of series B preferred stock convertible into 1,070,090 shares of common stock.

(c) According to a Schedule 13D filed with the Securities and Exchange Commission on March 30, 2006, Ramius Capital Group, LLC is a member of a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 that includes the following "reporting persons": Starboard Value and Opportunity Master Fund Ltd.; Parche, LLC; RCG Ambrose Master Fund, Ltd.; RCG Halifax Fund, Ltd.; Ramius Master Fund, Ltd.; Admiral Advisors, LLC; Ramius Advisors, LLC; C4S & Co., L.L.C.; Peter A. Cohen; Morgan B. Stark; Jeffrey M. Solomon; Thomas W. Strauss; Barrington Companies Equity Partners, L.P.; Barrington Companies Investors, LLC; Barrington Companies Offshore Fund, Ltd.; Barrington Investments, L.P.; Barrington Companies Advisors, LLC; Barrington Capital Group, L.P.; LNA Capital Corp.; James Mitarotonda; Arcadia Partners, L.P.; Arcadia Capital Management, LLC; and Richard Rofe.

                                                                         ANNEX A

                               PROPOSED AMENDMENTS

                                TO THE S1 BYLAWS.

1.    Proposed amendment to Section 3.2 of the S1 Bylaws.

      Section 3.2 of the Bylaws of the Company is amended by deleting the final two sentences thereof and replacing them with the following:

      "The Board of Directors shall consist of such number of directors as is equal to the sum of (a) the number of directors that comprise the Board of Directors at the time of the 2006 Annual Meeting of Shareholders, plus (b) four (4). Thereafter, within the limits above specified, the number of directors shall be determined from time to time by a vote of the shareholders."

2.    Proposed amendment to Section 3.4 of the S1 Bylaws.

      Section 3.4 of the Bylaws of the Company is amended by deleting the section in its entirety and replacing it with the following:

      "Vacancies on the Board of Directors resulting other than from newly created directorships shall be filled by a vote of the shareholders, or by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Any vacancies resulting from newly created directorships shall be filled only by a vote of the shareholders. Each director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor is elected and qualified, or until the director's earlier resignation or removal."

3.    Proposed amendment to Section 2.3 of the S1 Bylaws.

      Section 2.3 of the Bylaws of the Company is amended by deleting the section in its entirety and replacing it with the following:

      "Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board of Directors, the President, or a majority of the Board of Directors, and shall be called by the Chairman of the Board of Directors, the President, or the Secretary upon the written request of the holders of not less than one tenth of all of the outstanding capital stock of the

      Corporation entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the principal office of the Corporation addressed to the Chairman of the Board, the President, or the Secretary."

                                    IMPORTANT

      Tell your Board what you think! Your vote is important. No matter how many Shares you own, please give the Ramius Group your proxy FOR the election of the Ramius Group's Nominees and the Proposals described in this Proxy Statement by taking three steps:

      o     SIGNING the enclosed WHITE proxy card,

      o     DATING the enclosed WHITE proxy card, and

      o MAILING the enclosed WHITE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

      If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the WHITE proxy card representing your Shares. The Ramius Group urges you to confirm in writing your instructions to the Ramius Group in care of MacKenzie Partners, Inc. at the address provided below so that the Ramius Group will be aware of all instructions given and can attempt to ensure that such instructions are followed.

      If you have any questions or require any additional information concerning this Proxy Statement, please contact MacKenzie Partners, Inc. at the address set forth below.

                       [LOGO OF MACKENZIE PARTNERS, INC.]

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                           proxy@mackenziepartners.com

                                       or

                          CALL TOLL FREE (800) 322-2885

                     PRELIMINARY COPY SUBJECT TO COMPLETION
                              DATED APRIL 27, 2006

                                 S1 CORPORATION

                       2006 ANNUAL MEETING OF STOCKHOLDERS

   THIS PROXY IS SOLICITED ON BEHALF OF STARBOARD AND THE OTHER MEMBERS OF THE
                 RAMIUS GROUP (COLLECTIVELY, THE "RAMIUS GROUP")

           IN OPPOSITION TO THE BOARD AND MANAGEMENT OF S1 CORPORATION

                                    P R O X Y

The undersigned appoints _______________ and ____________, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of S1 Corporation ("S1" or the "Company") which the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting of Stockholders of the Company scheduled to be held at 3500 Lenox Road NE, Sixth Floor, Atlanta, Georgia 30326, on ____________ __, 2006, at at __:__ _.M. (local time), and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the "Annual Meeting").

The solicitation is being made on behalf of Starboard Value and Opportunity Master Fund Ltd., Parche, LLC, RCG Ambrose Master Fund, Ltd., RCG Halifax Fund, Ltd., Ramius Master Fund Ltd., Admiral Advisors, LLC, Ramius Advisors, LLC, Ramius Capital Group, L.L.C., C4S & Co., L.L.C., Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss, Jeffrey M. Solomon, Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Companies Offshore Fund, Ltd. (BVI), Barington Investments, L.P., Barington Companies Advisors, LLC, Barington Capital Group, L.P., LNA Capital Corp., James Mitarotonda, Arcadia Partners, L.P., Arcadia Capital Management, LLC, Richard Rofe, Jeffrey
D. Glidden, Jeffrey C. Smith, William J. Fox, Edward Terino and John Mutch.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to the Ramius Group a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

         IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE

 THE RAMIUS GROUP STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF ALL OF
                            THE FOLLOWING PROPOSALS.

Proposal 1 - The Ramius  Group's  Proposal to Elect Jeffrey C. Smith and Jeffrey
D. Glidden as Class I directors of the Company.

                                                                                     FOR ALL EXCEPT
                                                          WITHHOLD AUTHORITY TO    NOMINEE(S) WRITTEN
                                      FOR ALL NOMINEES    VOTE FOR ALL NOMINEES          BELOW
Nominees: Jeffrey C. Smith                  [ ]                   [ ]                     [ ]
          Jeffrey D. Glidden
                                                                                    ________________

Proposal 2 - The Ramius Group's Proposal to Amend Section 3.2 of the Amended and Restated Bylaws of the Company ("the S1 Bylaws") to allow only stockholders to fix the number of directors of the Company and to set the size of the S1 Board at a number of directors which is equal to the sum of (a) the number of directors that comprise the S1 Board at the time of the Annual Meeting, plus (b) four (4), as set forth on ANNEX A to the Proxy Statement of the Ramius Group.

        [ ] FOR                       [ ] AGAINST                [ ] ABSTAIN

Proposal 3 - The Ramius Group's Proposal to Amend Section 3.4 of the S1 Bylaws to allow newly created directorships resulting from an increase in the size of the S1 Board to be filled only by a vote of the stockholders, as set forth on ANNEX A to the Proxy Statement of the Ramius Group.

        [ ] FOR                       [ ] AGAINST                [ ] ABSTAIN

Proposal 4 - The Ramius Group's Proposal to Elect Edward Terino, William J. Fox, Richard S. Rofe and John Mutch, as directors to fill the vacancies created by the increase in the size of the S1 Board

                                                                                     FOR ALL EXCEPT
                                                          WITHHOLD AUTHORITY TO    NOMINEE(S) WRITTEN
                                      FOR ALL NOMINEES    VOTE FOR ALL NOMINEES          BELOW
Nominees: William J. Fox                    [ ]                   [ ]                     [ ]
          Richard S. Rofe
          Edward Terino                                                             ________________
          John Mutch

Proposal 5 - The Ramius Group's Proposal to Amend Section 2.3 of the S1 Bylaws to allow stockholders holding at least one-tenth of the outstanding capital stock of the Company to call a special meeting of stockholders, as set forth on ANNEX A to the Proxy Statement of the Ramius Group.

        [ ] FOR                       [ ] AGAINST                [ ] ABSTAIN

THE EFFECTIVENESS OF ELECTING MESSRS. FOX, ROFE, TERINO AND MUTCH IS CONDITIONED UPON THE APPROVAL OF PROPOSAL 2 AND PROPOSAL 3.

DATED:  ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.